Exhibit 99.1

Nephros Reports Second Quarter 2007 Financial Results

Revenues Increase 15%, Net Loss is Reduced

NEW YORK, NY—August [13], 2007 - Nephros, Inc. (AMEX: NEP) announced today financial results for the three and six month periods ended June 30, 2007.

For the quarter ended June 30, 2007, Nephros reported net product revenues of $348,000, attributable to sales of its OLpūr MD190 and MD220 products in Europe, compared with $302,000 in the corresponding period of 2006, an increase of 15%.

The Company's net loss was $1,630,000 or $0.13 per basic and diluted common share for the second quarter of 2007 versus a net loss of $2,181,000 or $0.18 per basic and diluted common share in the second quarter of 2006. The Company’s net loss was reduced in the current quarter as a result of higher gross profit on higher sales levels and lower operating costs, offset by the interest expense related to the convertible notes issued by the Company in June 2006.

Net product revenues for the six months ended June 30, 2007 were $644,000 compared to $476,000 in the corresponding period of 2006. The Company’s net loss was $3,201,000 or $0.26 per basic and diluted common share for the six months ended June 30, 2007 compared with $3,853,000 or $0.31 per basic and diluted common share for the corresponding period of 2006.

As of June 30, 2007, Nephros had cash, cash equivalents and short-term investments of $530,000.  The Company will need to raise additional funds through either the public or private offerings of its securities or licensing or sale of its technologies. The Company is currently investigating additional funding opportunities, talking to various potential investors who could provide financing and the Company believes that it will be able to secure financing in the near term. However, there can be no assurance that the Company will be able to obtain further financing, do so on reasonable terms, do so on terms that will satisfy the American Stock Exchange’s continued listing standards or do so on terms that would not substantially dilute the Company’s shareholders’ equity interests in it. If the Company is unable to raise additional funds on a timely basis, or at all, it will not be able to continue its operations and may be de-listed from the American Stock Exchange.

About Nephros Inc.
Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros believes that its products, particularly its Mid-Dilution Hemodiafiltration therapy, are designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as "middle molecules," due to their molecular weight, that have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros products are currently being used in over fifty clinics in Europe, and are distributed in Italy, France and Belgium.

Nephros also markets a line of water filtration products, the Dual Stage Ultrafilter (DSU). The Company's patented dual stage cold sterilization Ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses and parasites. The DSU proprietary design provides dual-stage filtration reducing the risk of filtration failure. With initial focus on health care, the DSU is in a pilot-use program at a major medical center and has been selected for further development by the US Marine Corps. The Company considers the DSU a significant breakthrough in providing affordable and reliable water filtration. The DSU is based on Nephros' proprietary water filtration technology originally designed for medical use in its H2H machine, and is a complimentary product line to the Company's main focus, the ESRD therapy business.

For more information on Nephros please visit the Company's website, www.nephros.com.

Forward Looking Statements
This news release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Such statements include statements regarding the efficacy and intended use of the Company’s technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control.  Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) Nephros may not be able to satisfy its obligations when they become due and payable and meet its anticipated cash needs and may not be able to obtain funding if and when needed or on terms favorable to it in order to continue operations or fund its clinical trials; (ii) Nephros may not be able to continue as a going concern; (iii) Nephros may be unable to show progress consistent with its plan of compliance to meet the American Stock Exchange's continued listing standards or may be otherwise unable to timely regain compliance with the AMEX listing standards; (iv) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (v) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (vi) Nephros may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; (vii) HDF therapy may not be accepted in the United States and/or Nephros’ technology and products may not be accepted in current or future target markets, which could lead to failure to achieve market penetration of Nephros’ products; (viii) Nephros may not be able to sell its ESRD therapy or water filtration products at competitive prices or profitably; (ix) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products; (x) FDA approval relating to Nephros' OLpūr HD190 filter may not facilitate or have any effect on the regulatory approval process for its other products; and (xi) Nephros may not be able to achieve sales growth in Europe or expand into other key geographic markets. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros' filings with the Securities and Exchange Commission, including Nephros' Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2006 and Nephros’ Quarterly Reports filed with the SEC on Form 10-QSB for the quarters ended June 30, 2007 and March 31, 2007.  Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.
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CONTACTS:

Norman Barta, Nephros, Inc.

212 781-5113

Paul G. Henning, Cameron Associates

212 554-5462; phenning@cameronassoc.com

NEPHROS, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share amounts)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$530	$253
Short-term investments	-	2,800
Accounts receivable, less allowances of $7 and $48 as of June 30, 2007 and
December 31, 2006, respectively	10	228
Inventory, net	634	512
Prepaid expenses and other current assets	432	440

Total current assets	1,606	4,233

Property and equipment, net	751	911
Other assets	23	23
Total assets	$2,380	$5,167

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$770	$568
Accrued expenses	620	649
Accrued severance expense	-	94
Note payable - short-term portion	417	380
Total current liabilities	1,807	1,691
Long-term liabilities:
Convertible notes payable	5,210	5,205
Accrued interest-convertible notes	337	183
Note payable - long-term portion	-	184
Total long-term liabilities	5,547	5,572
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $.001 par value; 5,000,000 shares authorized, none issued	-	-
Common stock, $.001 par value; 40,000,000 and 25,000,000 shares authorized and 12,317,992 shares issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	12	12
Additional paid-in capital	53,430	53,135
Accumulated other comprehensive income	40	12
Accumulated deficit	(58,456)	(55,255)
Total stockholders' deficit	(4,974)	(2,096)
Total liabilities and stockholders' deficit	$2,380	$5,167

NEPHROS, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
  (In thousands, except for share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Net product revenues	$348	$302	$644	$476

Cost of goods sold	245	462	450	608

Gross margin	103	(160)	194	(132)

Operating expenses:
Research and development	416	554	804	900
Depreciation	84	84	167	160
Selling, general and administrative	1,152	1,392	2,290	2,709
Total operating expenses	1,652	2,030	3,261	3,769

Loss from operations	(1,549)	(2,190)	(3,067)	(3,901)
Other income (expenses):
Interest income	8	9	33	48
Interest expense	(81)	-	(168)	-
Other	(8)	-	1	-

Net loss	$(1,630)	$(2,181)	$(3,201)	$(3,853)

Basic and diluted net loss per common share	$(0.13)	$(0.18)	$(0.26)	$(0.31)

Shares used in computing basic and diluted net loss
per common share	12,317,992	12,317,992	12,317,992	12,316,153

NEPHROS, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months ended June 30,
	2007	2006
Cash flows from operating activities:

Net loss	$(3,201)	$(3,853)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	167	157
Amortization of research and development assets	7	-
Amortization of debt discount	6	-
Change in valuation of derivative liability	(1)	-
Stock-based compensation	295	373

(Increase) decrease in operating assets:
Accounts receivable, net	220	(88)
Inventory, net	(111)	367
Prepaid expenses and other current assets	10	63

Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	165	(731)
Accrued severance expense	(95)	76
Accrued interest-convertible notes	154	-
Other liabilities	(147)	(100)
Net cash used in operating activities	(2,531)	(3,736)

Cash flows from investing activities:
Purchase of property and equipment	(2)	(18)
Purchase of short-term investments	-	(3,000)
Proceeds received from maturities of short-term investments	2,800	2,500
Net cash provided by (used in) investing activities	2,798	(518)

Cash flows from financing activities:
Proceeds from exercise of stock options	-	1
Proceeds from private placement of convertible securities	-	5,200
Net cash provided by financing activities	-	5,201

Effect of exchange rates on cash	10	(3)

Net increase in cash and cash equivalents	277	944

Cash and cash equivalents, beginning of period	253	747
Cash and cash equivalents, end of period	$530	$1,691

Supplemental disclosure of cash flow information
Cash paid during the period for income taxes	$1	$-